                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                                Vie de France
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:
         ..................................................................

     2)  Aggregate number of securities to which transaction applies:
         ..................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ..................................................................

     4)  Proposed maximum aggregate value of transaction:
         ..................................................................

     5)  Total fee paid:
         ..................................................................

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         ..................................................................

         2)  Form, Schedule or Registration Statement No.:
         ..................................................................

         3)  Filing Party:
         ..................................................................

         4)  Date Filed:
         ..................................................................

                           VIE de FRANCE CORPORATION
                             85 South Bragg Street
                           Alexandria, Virginia 22312
                                 (703) 750-9600

TO THE STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of Stockholders of Vie de France Corporation (the "Company") will be held at the Hyatt Regency Chicago, 151 East Wacker Drive, Chicago, IL 60601 on Thursday, November 7, 1996, at 9:00 a.m. for the following purposes:

      1. To elect seven directors to hold office for one year and until their successors are elected and qualify;

      2. To consider and act upon the proposal to amend the Company's 1992 Stock Option Plan to increase to 1,300,000 the number of shares which may be issued pursuant to the Plan;

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only the stockholders of record at the close of business on September 27, 1996 will be entitled to vote at the meeting.

      All stockholders are requested to be present in person or by proxy. For the convenience of those stockholders who do not expect to attend the meeting in person and desire to have their stock voted, a form of proxy and an envelope for which no postage is required, are enclosed. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since a majority of the Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors


Jean-Louis Vilgrain
Chairman of the Board
Alexandria, Virginia
September 28, 1996

                           VIE de FRANCE CORPORATION
                             85 South Bragg Street
                          Alexandria, Virginia  22312

                                PROXY STATEMENT

        This Proxy Statement is furnished to stockholders of Vie de France Corporation in connection with the Annual Meeting of Stockholders to be held November 7, 1996. This Proxy Statement, the notice to stockholders, and the proxies are being mailed to stockholders on or about October 18, 1996.

                            SOLICITATION OF PROXIES

        Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The individuals named as proxies are Mr. Jean-Louis Vilgrain and Mr. Stanislas Vilgrain. Proxies may be solicited by use of the mails, by personal interview, or by telephone and may be solicited by officers and directors, and by the other employees of the Company. All costs of solicitation of proxies will be borne by the Company.

        All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted for the nominees listed herein. Any proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        At the close of business on September 27, 1996, there were 13,822,543 shares of Common Stock outstanding, which represent all of the voting securities of the Company. Each share of Common Stock is entitled to one vote. Stockholders do not have cumulative voting rights in the election of directors. Only stockholders of record at the close of business on September 27, 1996 will be entitled to vote at the meeting. Abstention from voting will be counted neither for nor against the election of any nominee for director, and will not be counted for the proposal to amend the Company's 1992 Stock Option Plan.

        The following table sets forth, as of (August 31, 1996), certain information as to the number of shares of Common Stock of the Company beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock based upon reports on schedule 13D filed with the Securities and Exchange Commission or other reliable information.

                                                               TITLE          NUMBER OF         PERCENT OF
 NAME AND ADDRESS                                            OF CLASS          SHARES              CLASS
 ----------------                                            --------         ---------         ----------
 Food Research Corporation                                 Common Stock           7,020,588         50.8%
 85 South Bragg Street, Suite 600
 Alexandria, Virginia 22312

 Gruber McBaine Capital Management                         Common Stock           1,590,857         11.5%
 50 Osgood Place
 San Francisco, California  94133

      The following table sets forth as of (August 31, 1996) the beneficial ownership of each director, nominee for director, each named executive officer, and the directors and executive officers as a group.

                                                                                       NUMBER         PERCENT
NAME                                                                                 OF SHARES       OF CLASS
----                                                                                 ---------       --------
Jean-Louis Vilgrain . . . . . . . . . . . . . . . . . . . . . . . . . .                    (1)
Alexandre Vilgrain  . . . . . . . . . . . . . . . . . . . . . . . . . .                    (1)
Stanislas Vilgrain (2)  . . . . . . . . . . . . . . . . . . . . . . . .                119,500 (1)      *
Arthur Stouffs (2)  . . . . . . . . . . . . . . . . . . . . . . . . . .                 42,000          *
Directors, nominees and officers
  as a group (9 persons)(1)(2)  . . . . . . . . . . . . . . . . . . . .              7,185,838        51.6%

 *    Less than one percent

(1) Jean-Louis Vilgrain, Chairman of the Company, is Chairman and President of Food Research Corporation ("FRC"). FRC is owned 77% by Secria Europe, S.A. ("Secria Europe") and 23% by the estate of Mrs. Odette Vilgrain, the mother of Jean-Louis Vilgrain. Jean-Louis Vilgrain is also a director of Secria Europe, the capital of which is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Alexandre Vilgrain, a director of the Company.

      As a result of his directorship in Secria Europe and his position as President and director of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 7,020,588 shares of common stock of the Company held directly by FRC. In addition, as a result of their ownership of 20% each of the capital of Secria Europe, and their positions as directors of FRC, Stanislas and Alexandre Vilgrain each may be deemed to be the beneficial owner of these 7,020,588 shares of common stock of the Company held by FRC.

(2) Includes options to purchase the Company's Common Stock granted under Stock Option Plans that are exercisable currently or within 60 days after August 31, 1996 in the amounts of 69,625 shares for Mr. S. Vilgrain, 35,250 shares for Mr. Stouffs and 107,687 shares for all directors, nominees and officers as a group (9 persons).


                             ELECTION OF DIRECTORS

      Seven nominees for director are to be elected to the Board of Directors for one year to serve until the annual meeting of stockholders in 1997 and until their successors are elected and qualified. The seven nominees are currently serving as directors.

      Unless otherwise specified, proxies received will be voted for the election of the nominees set forth below. All such nominees have indicated that they are willing and able to serve as directors. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Each director will be elected by a plurality vote of Common Stock represented, in person or by proxy, at the annual meeting. Therefore, an abstention from voting will be counted neither for nor against the election of any nominee for director.

      Mr. Jean-Louis Vilgrain, age 62, has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. Vilgrain served as Chief Executive Officer from September 1977 until
October 1993.   Mr. J.L.  Vilgrain is Chairman and President of the JLVilgrain
Group, and is President of Secria Europe, a French holding company controlling the JLVilgrain Group. The JLVilgrain Group is an international consortium of food related businesses and industries with interests ranging from production engineering to retail food establishments. He is also Chairman and President of Food Research Corporation, a holding company for Vie de France as well as African and Pacific Rim companies. Mr. J.L. Vilgrain was President from 1978 to 1989 of Grands Moulins de Paris, an international milling and food processing company incorporated in France.

      Mr. Stanislas Vilgrain, age 37, was appointed President and Chief Executive Officer in October 1993, having served as President and Chief Operating Officer since June 1991 and as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Previously, he was employed by the Company as Director of Staff Operations from August 1986 through June 1987. He was Manager of the Company's San Francisco bakery from January 1986 through August 1986, after having served as Assistant Manager of the Denver bakery from July 1984 through December 1985. Prior to joining the Company, he was Assistant to the Director of Research & Development for the Bakery Division of Grands Moulins de Paris from June 1983 to July 1984, and was Regional Manager of Operations and Sales from July 1982 through May 1983 for O.F.U.P., a publication distributor in Paris, France. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and brother of Mr. Alexandre Vilgrain.

      Mr. Alexandre Vilgrain, age 40, has been employed by S.O.M.D.I.A.A., an international food processing company, since 1980. He has served in the capacity of Vice General Manager since January 1987. From January 1982 to December 1986 he served as Secretary, and from April 1980 to December 1981 he was Field Manager of that company. Mr. A. Vilgrain also serves as the President of DeliFrance Asia. He was elected to the board of directors of Vie de France in 1991. Mr. Alexandre Vilgrain is the son of Mr. Jean-Louis Vilgrain, and the brother of Mr. Stanislas Vilgrain.

      Mr. Bruno Goussault, age 54, has been employed since 1991 by Centre de Recherche d'Etude pour l'Alimentation (a food industry research center) as Scientific Managing Director. From 1981 to 1990, he served as Director of Research for the Institut Superieur de l'Alimentation (Food Industry Institute), while from 1975 to 1981 he served as Assistant Laboratory Director for the Institute. Prior to working at the Institute, Mr. Goussault worked in a number of capacities within the food engineering industry. Mr. Goussault received an advanced degree in engineering from the world renowned National School of Agricultural and Food Industries. He also holds several other advanced degrees, including a Doctorate of Economic Development. Mr. Goussault is considered internationally as a leading expert in the sous vide field. He became a member of the Company's Board of Directors in 1993.

      Mr. James V. Hackney, age 46, has been a legal counsel and investment advisor in the arena of international banking and finance for both the U.S. Government and the private sector. Currently Mr. Hackney is a principal in the private merchant banking firm of London Manhattan Partners, Inc. From 1993 to 1995, he held the position of Counselor to the former U.S. Secretary of Commerce, the late Ronald H. Brown, advising the Secretary on a range of strategic domestic and international policy initiatives on trade and investment. From 1990 to 1993, Mr. Hackney served as principal for London Manhattan Company. Prior to that, he has worked as an attorney for White & Case and previously for Steptoe & Johnson and the U.S. State Department. Mr. Hackney holds B.A. and J.D. degrees from the University of Pennsylvania.

      Mr. George A. Naddaff, age 66, has developed a number of successful businesses throughout his career. From 1988 to 1992 he served as the founder, Chairman, and CEO of Boston Chicken, Inc. From 1986 to present he has served as the Chairman and President of Business Expansion Capital Corporation, which originally helped launch Boston Chicken and Mulberry Child Care Centers. From 1980 to 1986 he founded and developed VR Business Brokers, which during his tenure became a leader in the business brokerage industry. He successfully grew that business into 350 offices nationwide. Prior to VR Business Brokers, in 1967 to 1970, Mr. Naddaff owned and operated the franchise operations for greater Boston for Kentucky Fried Chicken. Mr. Naddaff's experiences dwell heavily in developing start-up businesses with strong emphasis on marketing, organization, and strategic planning.

      Mr. Carl M. Youngman, age 54, was appointed Chief Financial Officer in February 1996. Mr. Youngman has over twenty five years of experience in executive-level positions. During this period he has been an executive in over twenty companies and an advisor to over fifty other companies. From 1993 to the present, Mr. Youngman has been the senior partner of Youngman and Charm, a professional firm which specializes in corporate renewal and corporate finance. Mr. Youngman holds a B.S. degree in Electrical Engineering from Worcester Polytechnic Institute and a Master's Degree from Harvard Business School. He is a member of the Audit, Stock Option and Compensation Committees.

      Carl M. Youngman, signed a consent decree December 4, 1995, to resolve an action brought against him by the SEC for alleged insider-trading in violation of federal securities laws. The transaction at issue occurred in 1992 and involved Youngman's purchase of shares of American Biltrite Inc., ("ABL") allegedly on the basis of material non-public information conveyed to him by a friend who was ABL's Chief Operating Officer. By signing the decree, Youngman consented to an Order issued by the United States District Court for the District of Massachusetts, enjoining him from future violations of Section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78j(b)) and rule 10b-5 thereunder (17 C.F.R. Section 240.10b-5), as well as requiring him to pay approximately $9,000 to the SEC representing the profits from the transaction plus interest, and a penalty.

      The Company's Board does not have a standing Nominating Committee, nor does it have a committee performing similar functions. Active committees of the Board include the Audit Committee, the Stock Option Committee, and the Technology Committee.

      During FY 96 the Audit Committee consisted of Mr. Carl Youngman and Mr. James Hackney. The Audit Committee's functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work, reviewing the financial statements and reviewing the adequacy of the internal auditing, accounting, and financial controls and procedures. The committee held one meeting last year, at which both committee members were present.

      The Stock Option Committee was established pursuant to the adoption of the 1992 Stock Option Plan, and was made up of Mr. Carl Youngman and Mr. James Hackney. The Stock Option Committee's function is to grant options to eligible employees, and to administer, the 1992 Stock Option Plan. The committee held one meeting last year, at which all committee members were present

      The Technology Committee is made up of Mr. Goussault and Mr. Stanislas Vilgrain. The Technology Committee's function is to oversee the implementation, application, efficiency and quality standards of sous vide technology to the Company's production facilities. This committee meets through on-site inspection and performs written recommendations to Company management on a as-needed basis. Both Committee members were present at all meetings of the Committee during the fiscal year.

      During fiscal year 1996, there were two regular meetings of the Board of Directors. Each Board member attended the meetings during his respective directorship, with the exception that Mr. A. Vilgrain was unable to attend the meetings.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more that ten percent of a registered class of the Company's Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of all Section 16(a) forms to the Company.

      Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the last fiscal year all required filings were made as of the deadline required by
Section 16. However, the Company believes that certain reports were not filed by FRC as of the deadline required by Section 16 in previous fiscal years. FRC filed a Form 5 late in 1991, and various Form 4's and Form 5's were filed late in 1993 and 1995.

      EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table provides information concerning compensation paid by the Company to each of the named executive officers of the Company for each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                        ANNUAL COMPENSATION             LONG TERM STOCK        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR                                              OPTION AWARDS (#)      COMPENSATION
                                              ---------------------------------------                           ($)(5)
                                                                        OTHER ANNUAL
                                              SALARY($)     BONUS ($)   COMPENSATION ($)

-----------------------------------------------------------------------------------------------------------------------------
 STANISLAS VILGRAIN (1,2,3)
  President and Chief Executive
  Officer                             1996     117,000         25,000        6,000          8,000               3,254
 President and Chief Executive
  Officer                             1995     110,000          7,000        6,000          8,000               4,956
 President and Chief Operating
  Officer                             1994     110,000        120,000        6,000         17,500


 ARTHUR J. STOUFFS (4)
  Vice President - Culinary Sales     1996     100,000           None        4,358          5,000               2,981
                                      1995     150,700           None        4,358          5,000               3,890
                                      1994     120,178           None        3,350         12,000
-----------------------------------------------------------------------------------------------------------------------------


(1) Mr. Stanislas Vilgrain could be deemed to beneficially own a majority of the stock of the Company. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF", Note 1.

(2) At the October 1993 meeting of the Board of Directors, Mr. Stanislas Vilgrain was appointed Chief Executive Officer, succeeding Mr. Jean-Louis Vilgrain in that position.

(3) Mr. Stanislas Vilgrain borrowed $20,000 from the Company on January 30, 1996 pursuant to an interest free loan due on December 14, 1996. Interest on such loan on FY 96, assuming a rate of 8%, would have been $667. Such imputed interest could be deemed to be compensation to Mr. Stanislas Vilgrain.

(4) Effective the beginning of fiscal year 1994, Mr. Arthur Stouffs is compensated solely on the basis of a percentage of sous vide product sales.

(5) All other compensation consists of: (a) $2,975 and $2,169 for 401(k) and supplemental retirement plan matching funds for Mr. S. Vilgrain and Mr. Stouffs, respectively; and (b) $279 and $812 for excess group term life insurance for Messrs. S. Vilgrain and Stouffs respectively.

STOCK OPTIONS

      The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's 1996 fiscal year. No stock appreciation rights were granted during fiscal year 1996.
a
                       OPTION GRANTS IN FISCAL YEAR 1996

----------------------------------------------------------------------------------------------------------------------------------
                      CURRENT YEAR INDIVIDUAL GRANTS                                             POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES OF
         NAME            OPTIONS      PERCENT OF             EXERCISE OR   EXPIRATION            STOCK PRICE APPRECIATION FOR
                         GRANTED     TOTAL OPTIONS          BASE PRICE       DATE                      OPTION TERM (1)
                          (#)(2)     GRANTED TO               ($/Sh)                          -----------------------------------
                                     EMPLOYEES IN                                                   5% ($)          10% ($)
                                     FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------------
 Stanislas Vilgrain      8,000           14%                    3.125         10/24/05                38,783        58,949


 Arthur J. Stouffs       5,000          8.7%                    3.125         10/24/05                24,239        36,843
---------------------------------------------------------------------------------------------------------------------------------


(1) The potential realizable value uses the hypothetical rates imposed by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's stock price. Note that the value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value.

(2) All options were granted pursuant to the 1992 Stock Option Plan. Grants become exercisable to the extent of 25% of the total on the day of grant, and 25% for each of the first three anniversaries from the date of grant. Under the 1992 Plan, each option granted under the Plan must be exercised only while the employee continues in the employ of the Company, or within three months thereafter, or within one year after the employee's death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted in fiscal year 1996 expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees, become fully vested and exercisable upon a change of control of the Company. Change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than Food Research Corporation or any persons controlling or controlled by Food Research Corporation.

      The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during the Company's 1996 fiscal year and the year-end values of unexercised options held by such executive officers.

               AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------
           Name               Shares           Value           Number of          Value of unexercised
                            acquired on    realized ($)   unexercised options     in-the-money options
                             exercise                          at FY-End               at FY-End
                                                             exercisable\           exercisable\
                                                             unexercisable          unexercisable (1)
--------------------------------------------------------------------------------------------------------------
 Stanislas Vilgrain                 None            None       69,625  \ 8,375    $156,656  \ $ 18,844

 Arthur J. Stouffs                  None            None       35,250  \  6,750     79,312  \   15,187


(1) Calculated on the basis of the number of shares subject to each such option multiplied by the excess of the fair market value of a share of Common Stock at fiscal year end over the exercise price of such option.



 COMPENSATION OF DIRECTORS

      Each Director, except for the Chairman and the President receives $7,000 per year for serving on the Board of Directors. For fiscal 1996, the Chairman of the Board received a total of $1,000 for serving in that capacity. Members of the Audit Committee and the Stock Option Committee receive $1,000 each for service on each of these committees. No fees are paid to members of the Technology Committee, except as set forth below, or to members of the Compensation Committee. The Company also reimburses directors for their costs incurred in attending meetings of the Board of Directors.

      Mr. Goussault, who serves on the Technology Committee, provides engineering consulting services to the Company through his own company, at his normal billing rates. As a member of the Technology Committee, Mr. Goussault is paid an annual fee of $15,000, less the amount of any engineering consulting fees paid to him during the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

      Mr. Stanislas Vilgrain, CEO and Messrs. Jean-Louis Vilgrain, Chairman and Carl Youngman, CFO are members of the Board of Directors and participated in deliberations concerning executive officer compensation. Messrs. Stanislas Vilgrain and Alexandre Vilgrain are directors of FRC, of which, Mr. Jean-Louis Vilgrain is President.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      In fiscal year 1996 the full Board established and oversaw the compensation policy.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

      The Board of Directors evaluates and sets the base salary for the CEO. The CEO evaluates and sets the base salaries for all other executive officers. In addition, the Board evaluates and sets the parameters for the Executive Incentive Compensation Plan ("EICP"). The Stock Option Committee of the Board of Directors administers the Company's 1992 Stock Option Plan. The Stock Option Committee consists solely of non-employee directors who are not eligible to participate in the option plan that they administer.

      The major objective of the Company's compensation program is to align compensation with business results. The Company's program is designed to (1) attract, retain, and reward senior management who are able to meet and exceed business objectives, (2) tie a meaningful portion of compensation to the achievement of improved earnings growth and other business objectives, and (3) provide stock-based long term incentives to executives that directly link their compensation to stock appreciation. To this end, the components of the compensation program include base salary, results-based cash incentives, and long-term equity-based rewards.

      Base Salary

      The Directors set the base salary for the CEO based upon the recommendation of the Compensation Committee historical salary levels for the past five years, along with Company performance and prevailing food service industry conditions. The CEO sets base salary for each other executive officer based on the relative level of responsibility of the respective position within the organization, and the base salaries paid to executives holding similar positions within the same industry.

      Incentive Compensation

      The EICP provides the opportunity for eligible executives to earn a specified percentage of division and/or Company operating income, or achievement of pre-determined objectives. The Board establishes the percentages and goals for the CEO, and the CEO establishes the percentages and the goals for each other eligible participant based on the responsibility of each participant's position. The percentage so established for each executive officer is then applied to revenues, profits, and achievement of targeted profit levels, or a combination thereof, as deemed appropriate by the Board or the CEO, as the case may be. No profit related incentive compensation is paid to these executives should the results of the division be unprofitable.

      Stock Option Program

      The 1992 Stock Option Plan was established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock Options valued at fair market value as of the date of grant provide potential reward based on the Company's future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer's position within the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The compensation level for Mr. Stanislas Vilgrain, CEO is a combination of salary, incentive compensation, and stock options. The Compensation Committee reviews the salary level of the CEO on an annual basis and makes a recommendation to the Board, after consideration of company performance relative to its business plan, individual performance of the CEO, the expected objectives for the coming year, and other factors that the Board may, in its discretion, deem relevant at that time.


      In recognition of the responsibilities of the CEO, including that of attaining the goal of Company profitability, the Board established Mr. S. Vilgrain's incentive compensation program to include 2% of pre-tax Company profits, 3% of pre-tax Company profits if above budget, and other discretionary compensation as the Board deems appropriate.

      In preparation for making any decision regarding the grant of stock options, the Stock Option Committee evaluates Mr. S. Vilgrain's past achievements and his critical leadership role in the Company's future success. In addition, the Stock Option Committee is mindful of the goals described above and its intent to use the Stock Option Plan as a means to align the financial interest of the CEO with those of the Company's stockholders.

                               Jean-Louis Vilgrain
                               Stanislas Vilgrain
                               Alexandre Vilgrain
                               Bruno Goussault
                               James Hackney
                               George Naddaff
                               Carl Youngman
                               The Board of Directors of the Company

                        FIVE-YEAR PERFORMANCE COMPARISON

      The following graph shows the changes over the past five-year period in the value of $100 invested in Common Stock of the Company, the NASDAQ Stock Market-US Index, the Standard & Poor's Restaurants Index and the Dow Jones Food Index. As a result of the sale of the Restaurant Division in fiscal year 1994, the Company now considers the Dow Jones Food Index to be the appropriate comparison index.

                                    [GRAPH]

                              CERTAIN TRANSACTIONS

      On June 28, 1996 the Company withdrew its deposit of $4.9 million and all accrued interest with a European bank. This deposit was denominated in U.S. dollars and earned a rate of return in excess of the prevailing short-term rates in the United States. This loan was pledged as collateral to the bank so that the bank may loan funds to a French subsidiary of Setucaf S.A., a French Company which is 21% owned by Food Research Corporation, the majority stockholder of the Company. The funds on deposit were transferred to the Company's United States Investment account at the end of fiscal year 1996 and earns interest at the prevailing market rate of the securities for which it is held.

      The Company currently is owed $2,188,203 of principal and interest in the form of Notes Receivable from Food Research Corporation, the majority stockholder of the Company. Interest is assessed to FRC at rates which the Company believes to approximate prevailing market rates.

      The Company has a consulting agreement with Food Investors Corporation ("FIC"), which is majority owned by the Secria Europe, S.A. FRC, the majority stockholder of the Company, is also majority owned by Secria Europe. Pursuant to the consulting agreement, FIC provides services related to management, planning, strategy development and pursuing world-wide interests of the Company. This agreement is renewable by the Company annually. The amount paid by the Company to FIC in fiscal year 1996 was $144,000.

      The Company has made a $20,000 interest-free loan to Stanislas Vilgrain which is due for repayment by the 2nd Quarter of Fiscal Year 1997.

             PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION PLAN

      The Board of Directors held a meeting declaring and advising the amendment of the Company's 1992 Stock Option Plan ("the Plan") to increase to 1,300,000 the number of shares which may be issued pursuant to the Plan, and directed that amendent to the Plan be submitted to the shareholders for their approval at the next annual Shareholders meeting. Because options have been granted for substantially all of the 300,000 shares initially reserved for issuance under the Plan, the Board believes that the Plan should be amended to permit additional options to be granted.

      The 1992 Stock Option Plan was established to provide additional incentive and reward to those executives who deliver the results that maximize stockholder value. Stock Options valued at fair market value as of the date of grant provide potential reward based on the Company's future stock performance. Additionally, the option program for executives utilizes vesting periods to encourage key executives to continue in the employ of the Company. One of the factors considered by the Stock Option Committee in granting options is the relative level of responsibility of the executive officer's position within the Company. The Board believes that these additional shares are needed to attain and attract key employees.

      The Plan is administered by the Stock Option Committee. The Stock Option Committee determines which eligible employees will be granted options and the amount of options granted. Under the Plan, grants become exercisable to the extent of 25% of the total on the day of grant, and 25% for each of the first three anniversaries from the date of grant. Each option granted under the Plan must be exercised only while the employee continues in the employ of the Company, or within three months thereafter, or within one year after the employee's death or total and permanent disability, if the death or total and permanent disability occurs while employed or if the death occurs during the three months after termination; provided that no option is exercisable after its expiration date. All options granted under the plan expire within ten years from the date of grant. All unvested options of an optionee become fully vested and exercisable upon the death or total and permanent disability of an optionee and all unvested options of all optionees, become fully vested and exercisable upon a change of control of the Company. Change of control is defined as an event, the result of which would be that more than 50% of the voting stock of the Company would be owned by persons or entities other than Food Research Corporation or any persons controlling or controlled by Food Research Corporation.

      The proposed amendment to the Plan requires the approval by majority of the votes cast at the annual meeting. THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT OF THE VIE DE FRANCE CORPORATION 1992 STOCK OPTION PLAN.

                           INDEPENDENT ACCOUNTANTS

      The registrant has dismissed its former principal accountants, Price Waterhouse LLP of Falls Church, Virginia and engaged KPMG Peat Marwick LLP, of Washington, DC, as its principal accountants. The change was made effective May 13, 1996.

      During the two most recent fiscal years of the registrant and each subsequent interim period proceeding May 13, 1996 there were no disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused them to make reference in connection with their report to the subject matter of the disagreements.

      The reports of the former principal accountants on the financial statements of the registrant for either of the past two years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles.

      The decision to change accountants was approved by the Board of Directors of the registrant.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the next annual meeting in order to be included in the 1997 proxy statement must be received by the Corporate Secretary, Vie de France Corporation, 85 South Bragg Street, Alexandria VA 22312, no later than June 11, 1997.


By Order of the Board of Directors


Jean-Louis Vilgrain
Chairman of the Board

--------------------------------------------------------------------------------
                                    PROXY
                          VIE DE FRANCE CORPORATION
                        85 S. BRAGG STREET, SUITE 600
                            ALEXANDRIA, VA  22312
                         ----------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean-Louis Vilgrain and Stanislas Vilgrain, and each of them, as proxies, with power of substitution and hereby authorizes them to represent and to vote, as designated below, the shares of common stock of Vie de France Corporation held of record by the undersigned on September 27, 1996 at the annual meeting of stockholders to be held on November 7, 1996 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES.


1.  ELECTION OF DIRECTORS:          / /     FOR all nominees             / /    WITHHOLD AUTHORITY
                                            listed (except as                   to vote for all nominees
                                            marked to the                       listed below
                                            contrary below)


Jean-Louis Vilgrain, Stanislas Vilgrain, Alexandre Vilgrain, Bruno Goussault, James V. Hackney, George A. Naddaff, and Carl M. Youngman.

(INSTRUCTION: To withhold authority to vote for any individual nominee mark that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2.  Approval of the amendment to the 1992 Stock Option Plan:   / / For     / / Against   / / Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

        (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)




THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 & 2 LISTED ON THE REVERSE SIDE.

Please sign below exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date                                    , 1996
    ------------------------------------


----------------------------------------------
Signature

----------------------------------------------
Signature if held jointly.

PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.